UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company	55-0800054
(Delaware)
001-12415	BWAY Corporation	36-3624491
(Delaware)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

On April 29, 2010, BWAY Holding Company (“BWAY”) issued a press release concerning the conclusion of the go-shop period under the Agreement and Plan of Merger, dated as of March 28, 2010, by and among Picasso Parent Company, Inc. (“Parent”), a Delaware corporation, Picasso Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and BWAY, as it may be amended from time to time. A copy of the press release issued by BWAY is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Additional Information About the Transaction

This statement may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, on April 13, 2010 BWAY filed with the SEC a preliminary proxy statement on Schedule 14A. In addition, BWAY will file with, or furnish to, the SEC all relevant materials, including a definitive proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF BWAY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING BWAY’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement (when available) will be mailed to shareholders of BWAY. Investors and security holders will be able to obtain a copy of the preliminary proxy statement, definitive proxy statement and other documents filed by BWAY free of charge from the SEC’s website, www.sec.gov. BWAY’s shareholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Jeff O’Connell, BWAY Holding Company, 8607 Roberts Drive, Suite 250, Atlanta, GA 30350, telephone: 770-645-4800, or from BWAY’s website, www.bwaycorp.com.

BWAY and its directors and executive officers are deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the interests of such participants is included in the preliminary proxy statement and will be included in the definitive proxy statement when it becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press release dated April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company
Date: April 29, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY Corporation
Date: April 29, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer